Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 9, 2012, with respect to the consolidated financial statements and internal controls over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2011 of SPS Commerce, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

June 8, 2012